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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-83680, 333-62776, 333-79767, 333-58903, 333-11865, 333-36782 on Forms S-8,
and on the Form S-8 of 3D Systems Corporation (the "Company") filed on April 30, 1990 of our report dated June 20, 2003, which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) a going concern uncertainty and (ii) a restatement of the Company's 2001 and 2000 financial statements, appearing in this Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Los Angeles, California
June 27, 2003